FLEXIBLE PREMIUM
ING USA                                                   DEFERRED VARIABLE
ANNUITY AND LIFE                                          ANNUITY CONTRACT
INSURANCE COMPANY

ING USA is a stock company domiciled in Iowa.
--------------------------------------------------------------------------------
   Annuitant                                Owner
 [THOMAS J. DOE]                         [JOHN Q. DOE]
--------------------------------------------------------------------------------
 Initial Premium          Income Option            Annuity Commencement Date
   [$10,000]           [LIFE 10-YEAR CERTAIN]          [JANUARY 1, 2026]
--------------------------------------------------------------------------------
   Separate Account(s)                                 Contract Number
  [SEPARATE ACCOUNT B]                                     [123456]
--------------------------------------------------------------------------------

This is a legal Contract between its Owner and Us. In this Contract you or your refers to the Owner shown above. We, our or us refers to ING USA Annuity and Life Insurance Company. You may allocate this Contact's Accumulation Value to the various Subaccounts of the Separate Account.

If this Contract is in force, we will make income payments to you starting on the Annuity Commencement Date. If you die prior to the Annuity Commencement Date, we will pay a death benefit to the Beneficiary. The amount of such benefit is subject to the terms of this Contract.

ALL PAYMENTS AND VALUES ARE BASED ON THE INVESTMENT EXPERIENCE OF THE ELECTED SUBACCOUNT(S) OF THE SEPARATE ACCOUNT AND MAY INCREASE OR DECREASE, DEPENDING ON THE SUBACCOUNTS' INVESTMENT RESULTS. PROVISIONS REGARDING THE VARIABLE NATURE OF THIS CONTRACT ARE FOUND ON PAGES 12-14.

RIGHT TO EXAMINE THIS CONTRACT: YOU MAY RETURN THIS CONTRACT TO US OR THE AGENT THROUGH WHOM YOU PURCHASED IT WITHIN 10 DAYS AFTER YOU RECEIVE IT. IF SO RETURNED, WE WILL TREAT THE CONTRACT AS THOUGH IT WERE NEVER ISSUED. UPON RECEIPT, WE WILL PROMPTLY REFUND THE ACCUMULATION VALUE PLUS ANY CHARGES WE HAVE DEDUCTED AS OF THE DATE THE RETURNED CONTRACT IS RECEIVED BY US.



                                           Secretary:
                                                      [/s/Paula Cludray-Engelke]
Customer Service Center
[P.O. Box 9271
Des Moines, IA 50306-9271
1-800-366-0066]                            President:
                                                     [/s/Harry N. Stout]



FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT - NON-PARTICIPATING
--------------------------------------------------------------------------------
Premiums payable during first [two] Contract Years. Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Investment results reflected in values.

IU-CA-3020


--------------------------------------------------------------------------------
                                CONTRACT CONTENTS
IMPORTANT TERMS ............................ 3                       YOUR CONTRACT BENEFITS .................... 15
                                                                      Cash Value Benefit
THE SCHEDULE(1) ............................ 5                        Partial Withdrawal Option
 Payment and Investment Information                                   Surrender Charge
 Contract Facts                                                       Proceeds Payable to the Beneficiary
 Charges and Fees                                                     Death Benefit
 Income Plan Factors
                                                                     CHOOSING AN INCOME PLAN ................... 19
INTRODUCTION TO THIS CONTRACT .............. 9                        Income Benefits
 The Contract                                                         Annuity Commencement Date Selection
 The Owner                                                            Frequency Selection
 The Annuitant                                                        The Income Plan
 The Beneficiary                                                      The Income Options
 Change of Owner or Beneficiary                                       Payment When Named Person Dies

PREMIUM PAYMENTS AND ALLOCATION CHANGES .... 11                      OTHER IMPORTANT INFORMATION ............... 21
 Initial Premium                                                      Sending Notice to Us
 Additional Premium Payments                                          Reports to Owner
 Your Right to Change Allocation of                                   Assignment - Using this Contract as
  Accumulation Value                                                   Collateral Security
 What Happens if a Subaccount                                         Contract Changes - Applicable Tax Law
  is Not Available                                                    Misstatement of Age or Sex
                                                                      Non-Participating
HOW WE MEASURE THE CONTRACT'S VALUE ........ 12                       Contestability
 The Separate Account                                                 Payments We May Defer
 When the Subaccount is Valued                                        Authority to Make Agreements
 Accumulation Value                                                   Required Note on Our Computations
 Accumulation Value in each Subaccount
 Measurement of Investment Experience
 Charges Deducted from Accumulation Value on
  each Contract Processing Date


Copies of any additional Riders and Endorsements are at the back of this Contract.

(1)THE SCHEDULE

The Schedule gives specific facts about this Contract and its coverage. Please refer to the Schedule while reading this Contract.

IU-IA-3020                             2

                                  IMPORTANT TERMS
--------------------------------------------------------------------------------

ACCUMULATION VALUE - The amount that a Contract provides for investment at any time. Initially, this amount is equal to the premium paid.

ANNUITANT - The person designated by you to be the measuring life in determining Income Payments.

ANNUITY COMMENCEMENT DATE - The date on which Income Payments begin.

ATTAINED AGE - Your age, or that of the Annuitant, on the Contract Date plus the number of full years elapsed since the Contract Date.

BENEFICIARY - The person designated to receive benefits in the case of your death.

BUSINESS DAY - Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of federal holidays, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued.

CASH SURRENDER VALUE - The amount you receive upon surrender of the Contract.

CONTRACT ANNIVERSARY - The anniversary of the Contract Date.

CONTRACT DATE - The date we receive the initial premium and upon which we begin determining the Contract values. It may not be the same as the Issue Date. This date is used to determine Contract months, processing dates, years, and anniversaries.

CONTRACT PROCESSING DATE - The day when we deduct certain charges from the Accumulation Value. If the Contract Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Contract Processing Date will be on the Contract Anniversary of each year.

CONTRACT PROCESSING PERIOD - The period between successive Contract Processing Dates unless it is the first Contract Processing Period. In that case, it is the period from the Contract Date to the first Contract Processing Date.

CONTRACT YEAR - The period between Contract Anniversaries.

CONTINGENT ANNUITANT - The person designated by you who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

IU-IA-3020                             3

--------------------------------------------------------------------------------

INCOME OPTION - Option you select that determines the form and amount of Income Payments.

INCOME PAYMENT - The periodic payment you receive.

INITIAL PREMIUM - The payment amount required to put each Contract into effect.

ISSUE AGE - Your age, or that of the Annuitant, on the last birthday on or before the Contract Date.

ISSUE DATE - The date the Contract is issued at our Customer Service Center.

MEASURING LIFE - The life used to determine the payment of Income Payments.

NET INVESTMENT FACTOR - The factor which reflects the investment experience of the portfolio in which a Subaccount invests and also reflects the charges assessed against the Subaccount for a Valuation Period.

OWNER - The person who owns this Contract and is entitled to exercise all rights of the Contract. This person's death also triggers payment of the Death Benefit.

ROLL-UP RATE - Annual effective interest rate at which the Roll-up Value accumulates during the first 10 Contract Years.

SUBACCOUNT - An investment option available in the Separate Account.

SPECIALLY DESIGNATED SUBACCOUNT - The Subaccount shown in the Schedule to which distributions from an investment portfolio underlying a Subaccount in which reinvestment is not available will be allocated, unless you specify otherwise.

VALUATION DATE - The day at the end of a Valuation Period when each Subaccount is valued.

VALUATION PERIOD - Each business day together with any non-business days before it.

IU-IA-3020                             4

                                  THE SCHEDULE
                       PAYMENT AND INVESTMENT INFORMATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Annuitant                      Owner
 [THOMAS J. DOE]               [JOHN Q. DOE]
--------------------------------------------------------------------------------
 Annuitant's Issue Age          Annuitant's Sex          Owner's Issue Age
 [55]                              [MALE]                      [35]
--------------------------------------------------------------------------------
 Initial Premium                Income Option        Annuity Commencement Date
 [$10,000]                   [LIFE 10-YEAR CERTAIN]       [JANUARY 1, 2026]
--------------------------------------------------------------------------------
 Contract Date                   Issue Date           Residence Status
 [JANUARY 1, 1996]           [JANUARY 1, 1996]            [IOWA]
--------------------------------------------------------------------------------
 Separate Account(s)                                   Contract Number
 [SEPARATE ACCOUNT B]                                     [123456]
--------------------------------------------------------------------------------

INITIAL INVESTMENT

 Initial Premium received:         [$10,000]

 Your initial Accumulation Value has been invested as follows:

                                                            Percentage of
              Subaccounts                                 Accumulation Value
              -----------                                 ------------------
          [ING Liquid Assets]                                   [100%]
----------------------------------------   ------------------------------------
                 Total                                           100%

ROLL-UP RATE

[1.5%] annual effective rate for the first 10 Contract Years and 0.0% thereafter.

ADDITIONAL PREMIUM PAYMENT INFORMATION

We will accept additional Premium Payments until the earlier of the date (a) either the Annuitant or Owner reaches the Attained Age of [80]; and (b) [two] years after the Contract Date. However, if this Contract is issued as an IRA, no contributions may be made for the taxable year in which you attain age 70 1/2 and thereafter (except for rollover contributions).

The minimum additional Premium Payment which may be made is $50.00. If the Contract's total premiums exceed $1,000,000, any additional Premium Payment requires our prior approval.

ALLOCATION CHANGES BY TELEPHONE

You may request allocation changes by telephone during our telephone request business hours. You may call our Customer Service Center at the number shown on the cover page to make allocation changes by using the personal identification number you will receive. You may also mail any notice or request for allocation changes to our Customer Service Center at the address shown on the cover page.

IU-IA-3020                             5

                                  THE SCHEDULE
                                 CONTRACT FACTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Annuitant                     Owner
 [THOMAS J. DOE]               [JOHN Q. DOE]
--------------------------------------------------------------------------------
 Initial Premium          Income Option               Annuity Commencement Date
 [$10,000]                [LIFE 10-YEAR CERTAIN]      [JANUARY 1, 2026]
--------------------------------------------------------------------------------
 Separate Account(s)                                  Contract Number
 [SEPARATE ACCOUNT B]                                 [123456]
--------------------------------------------------------------------------------

CONTRACT FACTS

Contract Processing Date
The Contract Processing Date for your Contract is [April 1] of each year.

Specially Designated Subaccount
When a distribution is made from an investment portfolio underlying a Subaccount in which reinvestment is not available, we will allocate the amount of the distribution to the [Liquid Asset Subaccount] unless you specify otherwise. We also reserve the right to allocate premium to the [Liquid Asset Subaccount] during any Right to Examine period.

IU-IA-3020                             6

                                  THE SCHEDULE
                                CHARGES AND FEES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Annuitant                     Owner
 [THOMAS J. DOE]               [JOHN Q. DOE]
--------------------------------------------------------------------------------
 Initial Premium          Income Option               Annuity Commencement Date
 [$10,000]                [LIFE 10-YEAR CERTAIN]      [JANUARY 1, 2026]
--------------------------------------------------------------------------------
 Separate Account(s)                                  Contract Number
 [SEPARATE ACCOUNT B]                                 [123456]
--------------------------------------------------------------------------------

DEDUCTIONS FROM ACCUMULATION VALUE

Administrative Charge
We charge a maximum annual charge of $30 to cover a portion of our ongoing administrative expenses. The charge is deducted on each Contract Anniversary and at surrender. If the Contract Anniversary or surrender fall on a non-business day, the charge is deducted on the next business day. At the time of deduction, this charge will be waived if:
     (1)  The Accumulation Value is at least $50,000; or
     (2)  The sum of premiums paid to date is at least $50,000.

Mortality and Expense Risk Charge
We deduct a charge from the assets in each Subaccount on a daily basis for mortality and expense risks. This charge is based on the number of years this Contract has been in force, as follows:

---------------------- ---------------------- ---------------------------------
    Contract Year:       The Maximum Daily    Equivalent to an Annual Maximum
                             Charge Is:                   Rate of:
---------------------- ---------------------- ---------------------------------
         1-10               [0.006936%]                   [2.50%]
---------------------- ---------------------- ---------------------------------
          11+               [0.005535%]                   [2.00%]
---------------------- ---------------------- ---------------------------------

Transfer Charge
[$25] for transfers in excess of 12 per Contract Year. Any charge will be deducted in proportion to the amount being transferred from each Subaccount.

Surrender Charge
Complete Years Elapsed

    Since Premium Payment       0       1        2        3        4        5+
    ----------------------------------------------------------------------------
    Surrender Charges           6%       6%       5%       4%       3%      0%

Premium Taxes

We deduct the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred. We reserve the right to defer collection of Premium Taxes until the Contract is surrendered or until application of the Contract's Accumulation Value to an Income Option. An Excess Partial Withdrawal will result in the deduction of any Premium Tax then due us on such amount. We reserve the right to change the amount we charge for Premium Taxes on future Premium Payments to conform with changes in the law or if you change your state of residence.

Redemption Fees

We may deduct the amount of any redemption fees imposed by a mutual fund or other investment company in which the Subaccounts invest as a result of any surrenders, partial withdrawals, reallocations or other transactions directed by you.

IU-IA-3020                             7

                                  THE SCHEDULE
                               INCOME PLAN FACTORS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Annuitant                     Owner
 [THOMAS J. DOE]               [JOHN Q. DOE]
--------------------------------------------------------------------------------
 Initial Premium          Income Option               Annuity Commencement Date
 [$10,000]                [LIFE 10-YEAR CERTAIN]      [JANUARY 1, 2026]
--------------------------------------------------------------------------------
 Separate Account(s)                                  Contract Number
 [SEPARATE ACCOUNT B]                                 [123456]
--------------------------------------------------------------------------------

Values for other payment periods, ages or joint life combinations are available on request. Monthly payments are shown for each $1,000 applied.

                       OPTION 1: INCOME FOR A FIXED PERIOD
--------------------------------------------------------------------------------
      Rates for Fixed Annuity Payments with a 1.5% Guaranteed Interest Rate
--------------------------------------------------------------------------------
 Years         Income        Years          Income        Years         Income
   10           8.97           17            5.55           24           4.13
   11           8.22           18            5.28           25           3.99
   12           7.59           19            5.04           26           3.87
   13           7.05           20            4.82           27           3.75
   14           6.60           21            4.62           28           3.64
   15           6.20           22            4.44           29           3.54
   16           5.86           23            4.28           30           3.45

                  OPTION 2: INCOME FOR LIFE (SINGLE ANNUITANT)
--------------------------------------------------------------------------------
       Rates for Fixed Annuity Payments with a 1.5% Guaranteed Interest Rate
--------------------------------------------------------------------------------
                                  Option 2(a)                        Option 2(b)
 Adjusted Age                  10 Years Certain                 20 Years Certain
                                  Male/Female                        Male/Female
      50                           $3.23/3.00                         $3.15/2.96
      55                           3.61/3.33                          3.46/3.25
      60                           4.09/3.75                          3.80/3.59
      65                           4.71/4.30                          4.15/3.97
      70                           5.47/5.02                          4.45/4.34
      75                           6.35/5.93                          4.66/4.61
      80                           7.25/6.96                          4.77/4.75
      85                           8.02/7.89                          4.81/4.81
      90                           8.56/8.50                          4.82/4.82

IU-IA-3020                             8

                          INTRODUCTION TO THIS CONTRACT
--------------------------------------------------------------------------------

THE CONTRACT

This Contract, together with any attached Riders or Endorsements, constitutes the entire Contract. Riders and Endorsements added to comply with applicable tax law do not require your consent, but are subject to regulatory approval.

THE OWNER

You are the Owner of this Contract. You are also the Annuitant unless another Annuitant has been named by you and is shown in the Schedule. You have the rights and options described in this Contract, including but not limited to the right to receive the Income Benefits on the Annuity Commencement Date.

One or more people may own this Contract. In the case of a sole Owner who dies prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit then due. If the sole Owner is not an individual, we will treat the Annuitant as Owner for the purpose of determining when the Owner dies under the Death Benefit provision. The sole Owner's estate will be the Beneficiary if no Beneficiary designation is in effect, or if the designated Beneficiary has predeceased the Owner. In the case of a Joint Owner dying prior to the Annuity Commencement Date, the surviving Owner(s) will be deemed to be the Beneficiary(ies) and any other Beneficiary(ies) on record will be treated as the contingent Beneficiary(ies).

THE ANNUITANT

The Annuitant is the Measuring Life for the Income Benefits provided under this Contract. The Annuitant must be a natural person. You may name a Contingent Annuitant. The Annuitant may not be changed during the Annuitant's lifetime.

If the Annuitant dies before the Annuity Commencement Date, the Contingent Annuitant becomes the Annuitant. You will be the Contingent Annuitant unless you name someone else. If no Contingent Annuitant has been named, we will allow you sixty days to designate someone other than yourself as the Annuitant. If all Owners are not individuals, we will pay the death proceeds to the Beneficiary upon the death of the Annuitant. If there are Joint Owners, we will treat the youngest of the Owners as the Contingent Annuitant designated, unless you elect otherwise.

THE BENEFICIARY

The Beneficiary is the person to whom we pay the Death Benefit if any Owner dies prior to the Annuity Commencement Date. See "Proceeds Payable to the Beneficiary" for more information. We pay Death Benefits to the primary Beneficiary (unless there are Joint Owners in which case the Death Benefit is payable to the surviving Owner). If the primary Beneficiary dies before the Owner, the Death Benefit is paid to the Contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the Death Benefit to the Owner's estate.

IU-IA-3020                             9

--------------------------------------------------------------------------------

One or more persons may be named as primary Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, unless you specify otherwise, the Death Benefit will be paid in equal shares to the surviving Beneficiaries.

Unless you designate an irrevocable Beneficiary, you have the right to change Beneficiaries. When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise the rights and options under this Contract.

When naming or changing the Beneficiary(ies), you may specify the form of payments of the Death Benefit. We will honor the specified form of payment to the extent permitted under Section 72(s) of the Internal Revenue Code of 1986, as amended ("the Code"). If the form of payment is not specified, the Beneficiary(ies) may determine the manner of payment, to the extent allowed by the Code.

CHANGE OF OWNER OR BENEFICIARY

During your lifetime and while this Contract is in effect, you may transfer ownership of this Contract or change the Beneficiary. To make any of these changes, you must send us written notice of the change in a form satisfactory to us. If there are multiple (Joint) Owners, all must agree to the change. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. A Change of Owner may affect the Benefit payable under this Contract. See the "Death Benefit" provision.

IU-IA-3020                             10

                     PREMIUM PAYMENTS AND ALLOCATION CHANGES
--------------------------------------------------------------------------------

INITIAL PREMIUM

The payment of the Initial Premium is required to put this Contract into effect. The amount of the Initial Premium is shown in the Schedule.

ADDITIONAL PREMIUM PAYMENTS

You may make additional Premium Payments under this Contract after the Right to Examine period ends. Restrictions on additional Premium Payments, such as Age, the period during which we will accept additional Premium Payments, and the timing and amount of each payment, are shown in the Schedule. We reserve the right to accept additional Premium Payments beyond the period stated in the Schedule. We also reserve the right to defer acceptance of or return any additional Premium Payments if:

  o   they exceed the restrictions stated in the Schedule;
  o   a Subaccount to which they are allocated is closed; or
  o   in order to comply with any law or regulation.

As of the date we receive and accept your additional Premium Payment:
     (1) The Accumulation Value will increase by the amount of the additional Premium Payment less any applicable deductions shown in the Schedule.
     (2) The increase in the Accumulation Value will be allocated among the Subaccounts in accordance with your instructions. If you do not provide such instructions, allocation will be among the Subaccounts in proportion to the amount of Accumulation Value in each Subaccount as of the date we receive and accept the additional Premium Payment.

Where to Make Payments
Remit additional Premium Payments to our Customer Service Center at the address shown on the cover page. On request, we will give you a receipt signed by our Treasurer.

YOUR RIGHT TO CHANGE ALLOCATION OF ACCUMULATION VALUE

You may change the allocation of the Accumulation Value among the Subaccounts of the Separate Account after the Right to Examine period ends. Prior to the Annuity Commencement Date, allocation changes in excess of twelve in any Contract Year are subject to the Transfer Charge as stated in the Schedule. Allocated values may be reduced by any Redemption Fees. To make an allocation change, you must provide us with satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice.

We will monitor transfer activity and will restrict transfers that constitute Frequent Trading. Our current definition of Frequent Trading is more than one purchase and sale of the same underlying fund within a 30-day period. We may modify our standard, or the standard as it may apply to a particular fund, at any time without prior notice, if required by the underlying fund(s) in which the Subaccounts invest and/or state or federal regulatory requirements. We will notify you within 30 days of such modification.

WHAT HAPPENS IF A SUBACCOUNT IS NOT AVAILABLE

If your instructions include allocations to a Subaccount which is no longer available, we will allocate the distribution to the Specially Designated Subaccount shown in the Schedule unless you specify otherwise.

To elect an allocation to other than the Specially Designated Subaccount shown in the Schedule, you must provide satisfactory notice to us. Such allocations will not be counted as an allocation change for purposes of the number of free allocations permitted.

IU-IA-3020                             11

                       HOW WE MEASURE THE CONTRACT'S VALUE
--------------------------------------------------------------------------------

The benefits under this Contract are provided through investments in our Separate Account (the "Account"), a unit investment trust, organized in and governed by the laws of the State of Iowa, our state of Domicile. The Account is divided into Subaccounts, each of which is available for investment under this Contract.

THE SEPARATE ACCOUNT

The Account is kept separate from our general account and any other separate accounts we may have. It is used to support Variable Annuity Contracts and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Account. Assets equal to the reserves and other liabilities of the Account will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our general account assets which exceed the reserves and other liabilities of the Account. Income and realized and unrealized gains or losses from assets in the Account are credited to or charged against the Account without regard to other income, gains or losses in our other general and separate accounts.

The Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Contract's purposes. The Account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940.

Subaccounts
The Account is divided into Subaccounts, each investing in a designated investment portfolio. The Subaccounts and the investment portfolios may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

Changes within the Account
We may, from time to time, make additional Subaccounts available to you. These Subaccounts will invest in investment portfolios we find suitable for this Contract. We also have the right to eliminate Subaccounts from the Account, to combine two or more Subaccounts or to substitute a new portfolio for the portfolio in which a Subaccount invests. A substitution may become necessary if, in our judgment, a portfolio or Subaccount no longer suits the purpose of this Contract. This may happen due to a change in laws or regulations, a change in a portfolio's investment objectives or restrictions, because the portfolio or Subaccount is no longer available for investment, or for some other reason. We will obtain any required regulatory approvals before making such a substitution.

Subject to any required regulatory approvals, we reserve the right to transfer assets of the Account or Subaccount attributable to the class of contracts to which this Contract belongs to another Account or Subaccount.

When permitted by law, we reserve the right to:

     (1)  deregister the Account under the Investment Company Act of 1940;
     (2) operate the Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;
     (3) operate the Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed Account;
     (4) restrict or eliminate any voting rights of Owners, or other persons who have voting rights to the Account; and
     (5)  combine the Account with other Accounts.

IU-IA-3020                             12

--------------------------------------------------------------------------------

WHEN THE SUBACCOUNT IS VALUED

Each Subaccount will be valued at the end of each Valuation Period on a Valuation Date.

ACCUMULATION VALUE

The Contract's Accumulation Value is the sum of the amounts in each of the Subaccounts. You select how to allocate the Accumulation Value among the available Subaccounts.

ACCUMULATION VALUE IN EACH SUBACCOUNT

On the Contract Date
On the Contract Date, the Accumulation Value is allocated to each Subaccount as elected by you, subject to certain terms and conditions imposed by us. We reserve the right to allocate premium to the Specially Designated Subaccount during any Right to Examine period. After such time, allocation will be made proportionately in accordance with the initial allocation(s) as elected by you.

On each Valuation Date
Subject to the "One-Time Roll-up Benefit" as described below, at the end of each subsequent Valuation Period, the amount of Accumulation Value in each Subaccount will be calculated as follows:
     (1) We take the Accumulation Value in the Subaccount at the end of the preceding Valuation Period.
     (2) We multiply (1) by the Subaccount's Net Rate of Return for the current Valuation Period.
     (3)  We add (1) and (2).
     (4) We add to (3) any additional Premium Payments allocated to the Subaccount during the current Valuation Period.
     (5) We add or subtract transfers to or from that Subaccount during the current Valuation Period.
     (6) We subtract from (5) any Partial Withdrawals from the Subaccount during the current Valuation Period.
     (7) We subtract from (6) the amounts deducted from that Subaccount for Surrender Charges, Administrative Charges, Transfer Charges, and Premium Taxes as shown in the Schedule.

One-time Roll-up Benefit
On the 10th Contract Anniversary, if the Roll-up Value exceeds the Accumulation Value, the excess ("Roll-up Benefit") will be credited to the Accumulation Value. The Roll-up Benefit, if any, will be allocated pro-rata to the Subaccounts in accordance with the allocation of Accumulation Value immediately preceding the crediting of the Roll-up Benefit (see "Roll-up Value" in "Your Contract Benefits"). This is a one-time increase. The Accumulation Value with the Roll-up Benefit will serve as the Subaccount's Accumulation Value described in (1) above for the purpose of calculating the Accumulation Value in that Subaccount for the following Valuation Period.

MEASUREMENT OF INVESTMENT EXPERIENCE

Index of Investment Experience
The Index of Investment Experience is used to measure the performance of a Subaccount. The Investment Experience of a Subaccount is determined on each Valuation Date. We use an Index to measure changes in each Subaccount's experience during a Valuation Period. We set the Index at $10 when the first investment in a Subaccount is made. The Index for a current Valuation Period equals the Index for the preceding Valuation Period multiplied by the Net Return Factor for the current Valuation Period.

IU-IA-3020                             13

--------------------------------------------------------------------------------

How We Determine the Net Return Factor
For each Subaccount, the Net Return Factor reflects the Investment Experience of the portfolio in which the Subaccount invests as well as the charges assessed against the Subaccount for a Valuation Period. The factor is calculated as follows:

     (1) We take the net asset value of the portfolio in which the Subaccount invests at the end of the current Valuation Period.
     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our premium taxes, if any.
     (3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.
     (4) We subtract the daily Mortality and Expense Risk Charge for each Subaccount described in the Schedule for each day in the Valuation Period.

Calculations for Subaccounts investing in unit investment trusts are on a per unit basis.

Subaccount Net Rate of Return
The Net Rate of Return for a Subaccount during a Valuation Period is the Net Return Factor for that Valuation Period minus one.

CHARGES DEDUCTED FROM ACCUMULATION VALUE ON EACH CONTRACT PROCESSING DATE

Expense charges and fees are shown in the Schedule.

IU-IA-3020                             14

                             YOUR CONTRACT BENEFITS
--------------------------------------------------------------------------------

While this Contract is in effect, there are important rights and benefits that are available to you. We discuss these rights and benefits in this section.

CASH VALUE BENEFIT

Cash Surrender Value
Before the Annuity Commencement Date, the Cash Surrender Value is determined as follows:

     (1)  We take the Contract's Accumulation Value;

     (2)  We deduct any Surrender Charges;

     (3) We deduct any charges shown in the Schedule that have been incurred but not yet deducted, including: (a) any administrative charge that has not yet been deducted; (b) any applicable premium tax; and (c) any Redemption Fees.

Cancelling to Receive the Cash Surrender Value
You may surrender this Contract on or before the Annuity Commencement Date. To do this, you must return this Contract with a signed request for cancellation to our Customer Service Center. The Cash Surrender Value will vary daily. We will determine the Cash Surrender Value as of the date we receive the Contract and your signed request in our Customer Service Center. All benefits under this Contract will then end. We will usually pay the Cash Surrender Value within seven days; but, we may delay payment as described in the "Payments We May Defer" provision.

PARTIAL WITHDRAWAL OPTION

You must provide us satisfactory notice at our Customer Service Center to take a Partial Withdrawal. The maximum amount that may be withdrawn in each Contract Year without being considered an Excess Partial Withdrawal is described below. We will collect a Surrender Charge and any unrecovered Premium Taxes for Excess Partial Withdrawals. For purposes of determining the Surrender Charge, withdrawals are considered to come from premiums in the same order as paid ("first in, first out" basis). A Partial Withdrawal may be reduced by any Redemption Fees.

A Partial Withdrawal request will be deemed a surrender of the Contract if it:
(a) exceeds 90% of the Cash Surrender Value determined as of the date the withdrawal request is received; and (b) reduces the Cash Surrender Value after such withdrawal to less than $2,500.

Minimum Withdrawal Amount
The Minimum Withdrawal Amount that can be taken is $100.

Conventional Partial Withdrawals
The maximum amount that can be taken as a Conventional Partial Withdrawal each Contract Year without being considered an Excess Partial Withdrawal is the Free Amount. The Free Amount is equal to 10% of the Contract's Accumulation Value, determined as of the date of withdrawal, less amounts previously withdrawn during that Contract Year.

Systematic Partial Withdrawals
You may elect Systematic Partial Withdrawals commencing 28 days or later from the Contract Date. Systematic Partial Withdrawals may be taken on a monthly, quarterly or annual basis. You may select the day withdrawals will be made, but no later than the 28th day of the month. If you do not elect a day, the same day of the month as the Contract Date will be used.

IU-IA-3020                             15

--------------------------------------------------------------------------------

The Maximum Systematic Partial Withdrawal Amounts are 0.833% of the Accumulation Value monthly, 2.5% of the Accumulation Value quarterly or 10% of the Accumulation Value annually, not previously withdrawn.

Systematic Partial Withdrawals that do not exceed the Maximum Systematic Partial Withdrawal Amounts are not subject to Surrender Charges.

Systematic Partial Withdrawals and Conventional Partial Withdrawals may not be taken in the same Contract Year.

SURRENDER CHARGE

A Surrender Charge may be imposed as a percentage of premium not previously withdrawn if the Contract is surrendered or an Excess Partial Withdrawal is taken. The percentage imposed at time of surrender or Excess Partial Withdrawal depends on the number of complete years that have elapsed since a Premium Payment was made. The Surrender Charge is expressed as a percentage of each Premium Payment not previously withdrawn and is shown in the Schedule.

Free Amounts are not treated as withdrawals of Premium Payments for purposes of calculating any Surrender Charge.

PROCEEDS PAYABLE TO THE BENEFICIARY

Prior to the Annuity Commencement Date
If you die prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit. If there are Joint Owners and any Owner dies, we will pay the surviving Owner(s) the Death Benefit. We will pay the amount on receipt of due proof of the Owner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Income Options (see "Choosing an Income Plan"). When the Owner (or any Owner where there are Joint Owners) is not an individual, the Death Benefit will become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a Contingent Annuitant survived the Annuitant). Only one Death Benefit is payable under this Contract. In all events, distributions under the Contract must be made as required by applicable law.

How to Claim Payments
We must receive proof of the Owner's (or the Annuitant's - see above for when the Annuitant's death is applicable) death before we will make any payments to the Beneficiary. We will calculate the Death Benefit as of the Valuation Date on or immediately subsequent to the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

DEATH BENEFIT

If the Owner, or any Joint Owner, dies prior to the Annuitization Date, we will pay the Beneficiary the Death Benefit.

The Death Benefit is the greater of:
     (a)  the Accumulation Value and
     (b)  the Roll-up Value.

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


                       YOUR CONTRACT BENEFITS (continued)
--------------------------------------------------------------------------------

Roll-up Value
On the Contract Date, the Roll-up Value is the initial premium paid. On subsequent Valuation Dates, the Roll-up Value is: (a) the Roll-up Value on the prior Valuation Date; plus (b) interest, calculated at the Roll-up Rate (as shown in the Schedule); plus (c) any additional premium paid during the current Valuation Period; less (d) adjustments for any partial withdrawals made during the current Valuation Period.

Partial Withdrawal Adjustments
For any Partial Withdrawals, the Roll-up Value will be reduced on a pro-rata basis. The pro-rata adjustment is equal to (1) divided by (2) multiplied by (3) where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the Roll-up Value immediately prior to withdrawal.

Change of Owner
If there is a change in ownership (except for a change in trust as Owner where the Contract is issued for the benefit of the Owner or Annuitant) including the addition or deletion of a Joint Owner, the Roll-up Value will become and remain $0 (zero) thereafter.

Spousal Beneficiaries
If, at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and the Roll-up Value as of the date we receive due proof of the Owner's death, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Unless we are directed otherwise, such addition will be allocated to the Subaccounts of the Separate Account then available in the same proportion as the Accumulation Value in each available Subaccount bears to the Accumulation Value in all such Subaccounts. If there is no Accumulation Value in any Subaccount then available, the addition will be allocated to the Specially Designated Subaccount.

Election by the surviving spouse to continue the Contract as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans will not be considered a change of Owner and the following will apply:
     (1) The Contract's Roll-up Value calculation will not change as a result of the re-set of Accumulation Value described in above.
     (2) Additional Premium Payments are not allowed until we are notified of the intent to continue the Contract as their own. Receipt of additional premium will be deemed to be an election to continue the Contract as their own.
     (3) Surrender Charges applicable to premiums paid prior to the date we receive due proof of death of the original Owner will be waived; premiums paid thereafter will be subject to any applicable Surrender Charge.
     (4) The surviving spouse's Attained Age will be used to determine the age at which additional Premium Payments are no longer accepted as stated in the Schedule; the original Contract Date will be used to determine the period during which additional premiums are allowed.
     (5) At subsequent death of the surviving spouse, the Death Benefit will be determined as provided above and the Contract will be terminated.

IU-IA-3020                             17

--------------------------------------------------------------------------------

Non-Spousal Beneficiary
If, at the Owner's death, the non-spouse Beneficiary of the deceased Owner elects to continue the Contract for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

(1) If the Roll-up Value as of the date we receive due proof of the Owner's death, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Unless we are directed otherwise, such addition will be allocated to the Subaccounts then available in the same proportion as the Accumulation Value in each available Subaccount bears to the Accumulation Value in all such Subaccounts. If there is Accumulation Value in any Subaccount not then available, the addition will be allocated to the Specially Designated Subaccount.

(2) Upon determination of the Death Benefit, the Roll-up Value will become and remain $0 (zero).

(3) The amount payable upon the death of the non-spouse Beneficiary, if such beneficiary dies while receiving distributions under this Contract, will be the Accumulation Value as of the date we receive due proof of such Beneficiary's death.

(4) No additional Premium Payments may be made under this Contract following the date we receive due proof of the Owner's death.

(5)  At subsequent surrender, any applicable Surrender Charges will be waived.






IU-IA-3020                             18

                             CHOOSING AN INCOME PLAN
--------------------------------------------------------------------------------

INCOME BENEFITS

If you and the Annuitant are living on the Annuity Commencement Date, we will begin making payments to you. We will make these payments under the Income Option (or Options) elected by you. You may elect to apply the Accumulation Value (minus any applicable Premium Tax) to any Income Option by making a written request at least 30 days prior to the Annuity Commencement Date. If no Income Option has been elected by the Required Annuity Commencement Date, payments will be made under Option 2 on a 10-year Period Certain basis. The amount of the payments will be determined by applying the Accumulation Value on the Annuity Commencement Date in accordance with the Income Options section below (see "Payments We May Defer"). Before we pay any Income Benefits, we require the return of this Contract. If this Contract has been lost, we require the completed and returned applicable lost Contract form.

ANNUITY COMMENCEMENT DATE SELECTION

You select the Annuity Commencement Date. You may select any date following the first Contract Anniversary but before the Required Annuity Commencement Date stated below. On the Annuity Commencement Date, the age of the Annuitant plus the number of years payments are guaranteed must not exceed 100. If you do not select a date, the Annuity Commencement Date will be in the month following the Required Annuity Commencement Date. If, on the Annuity Commencement Date, a Surrender Charge remains and you elect Income Option 1, the Period Certain must be of at least 10 years duration.

Required Annuity Commencement Date
The Annuity Commencement Date may be no later than the same date as the Contract Processing Date in the month following the later of the Annuitant's 90th birthday or 10 years after the last Premium Payment.

FREQUENCY SELECTION

Income Payments will be made monthly unless you direct otherwise in writing. However, payments other than monthly, quarterly, semi-annually or annually require our consent. Each Income Payment must equal at least $50.00 and the sum of all Income Payments in any one year must equal at least $250.00. We have the right to increase these minimums based upon increases reflected in the Consumer Price Index - Urban (CPI-U) since January 1, 2005. If the option and frequency elected do not meet these minimum requirements, we have the right to make payments less frequently as necessary to do so.

THE INCOME PLAN

While this Contract is in effect and before the Annuity Commencement Date, you may choose one or more Income Options for the payment of the Death Benefit. If, at the time of your death, no Option has been chosen for paying the Death Benefit, the Beneficiary may choose an Option within one year. You may also elect an Income Option on surrender of the Contract. For each Option elected, we will issue a separate written agreement putting the Option into effect.

Our approval is needed for any Option where:
(1)  the person named to receive payment is other than you or the Beneficiary;
     or
(2)  the person named is not a natural person, such as a corporation; or
(3) any income payment would be less than the minimum Income Payment stated above.

IU-IA-3020                             19

--------------------------------------------------------------------------------

THE INCOME OPTIONS

Option 1.  Income for a Fixed Period
Monthly Payments are made in equal installments for a fixed number of years. The number of years must be at least 10 and not more than 30.

Option 2.  Single Life Income
Payment is made to the person named in equal monthly installments based on one of the following, as elected by you:
     (a) Payments continue as long as the Annuitant is living and cease at the Annuitant's death.
     (b) Payments continue for a Period Certain and continue thereafter as long as the Annuitant is living. The Period Certain must be at least 10 years and not more than 30 years as specified by you.

Option 3.  Joint Life Income
This Option is available if there are two Annuitants, one of whom is designated the Primary Annuitant and the other the Secondary Annuitant. Monthly payments continue as long as at least one of the Annuitants is living based on one of the following, as elected by you:
     (a)  Payments continue as long as either Annuitant is living.
     (b) Payments continue for a Period Certain and continue thereafter as long as either Annuitant is living. The Period Certain must be at least 10 years and not more than 30 years as specified by you.

The minimum rates for Option 1 are based on 1.5% interest, compounded annually. The minimum rates for Options 2 and 3 are based on 1.5% interest, compounded annually, and the Annuity 2000 Mortality Table. Tables reflecting these minimum guaranteed monthly rates per $1,000 applied are shown in the Schedule. We may pay a higher rate at our discretion.

In addition to the Income Options described above, payments may be made under any other method mutually agreed upon by you and us.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided by the Annuity Option elected. The amounts still due are determined as follows:
     (1) For Option 1 or for any remaining guaranteed payments in Option 2, payments will be continued.
     (2)  For Option 2(a), no amounts are payable after the Annuitant's death.
     (3) For Option 3(a), no amounts are payable after the death of both Annuitants.

IU-IA-3020                             20

                           OTHER IMPORTANT INFORMATION
--------------------------------------------------------------------------------

SENDING NOTICE TO US

Whenever written notice is required, send it to our Customer Service Center. The address of our Customer Service Center is shown on the cover page. Please include your Contract number in all correspondence.

REPORTS TO OWNER

We will send you a report at least once during each Contract Year. The report will show the Accumulation Value, Roll-up Value and the Cash Surrender Value as of the end of the Contract Processing Period. The report will also show the allocation of the Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the jurisdiction in which the Contract is delivered.

We will also send you copies of any shareholder reports of the portfolios in which the Subaccounts invest, as well as any other reports, notices or documents required by law to be furnished to Owners.

ASSIGNMENT - USING THIS CONTRACT AS COLLATERAL SECURITY

You can assign this Contract as collateral security for a loan or other obligation. This does not change the ownership. Your rights and any Beneficiary's rights are subject to the terms of the assignment. The Beneficiary's rights may be subordinate to those of an assignee unless the Beneficiary was designated as irrevocable prior to the assignment. To make or release an assignment, we must receive written notice satisfactory to us at our Customer Service Center. We are not responsible for the validity of any assignment.

CONTRACT CHANGES - APPLICABLE TAX LAW

We reserve the right to make changes in this Contract or its Riders to the extent necessary to continue to qualify this Contract as an annuity. Any such changes will apply uniformly to all Contracts that are affected. You will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

If an age or sex has been misstated, the amounts payable or benefits provided by this Contract will be those that the Premium Payment made would have bought at the correct age or sex.

NON-PARTICIPATING

This Contract does not participate in our divisible surplus.

IU-IA-3020                             21

--------------------------------------------------------------------------------

CONTESTABILITY

This Contract is incontestable from its Issue Date.

PAYMENTS WE MAY DEFER

We may not be able to determine the value of the assets of the Subaccounts because:
     (1)  The NYSE is closed for trading;
     (2)  the SEC determines that a state of emergency exists;
     (3) an order or pronouncement of the SEC permits a delay for the protection of Owners; or
     (4) the check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

During such times, we may delay:
     (1)  determination and payment of the Cash Surrender Value;
     (2) determination and payment of any Death Benefit if death occurs before the Annuity Commencement Date;
     (3)  allocation changes of the Accumulation Value; or
     (4)  application of the Accumulation Value under an income plan.

AUTHORITY TO MAKE AGREEMENTS

All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, has the authority to:
     (1)  change any of this Contract's terms;
     (2) extend the time for Premium Payments; or
     (3)  make any agreement binding on us.

REQUIRED NOTE ON OUR COMPUTATIONS

We have filed a detailed statement of our computations with the insurance supervisory official in the jurisdiction where this Contract is delivered. The values are not less than those required by the law of that state or jurisdiction.

IU-IA-3020                             22

FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT - NON-PARTICIPATING
--------------------------------------------------------------------------------
Premiums payable during first [two] Contract Years. Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Investment results reflected in values.

IU-IA-3020